UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 31, 2007

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 31, 2007, Scion Cardio-Vascular, Inc., a/k/a Scion CV, Inc. (“Scion”), filed an action against FoxHollow Technologies, Inc. (“FoxHollow”) in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida. The complaint alleges (i) breach of fiduciary duty, (ii) breach of an August 2, 2006 Distribution Agreement between Scion and FoxHollow concerning the Scion Sci-Pro embolic protection device, and (iii) fraud. The complaint claims compensatory damages “in excess of $50 million” and punitive damages. FoxHollow believes the complaint is without merit. On September 17, 2007 FoxHollow filed a notice of removal of the action to the United States District Court for the Southern District of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: September 20, 2007	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer